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                        Consent of Independent Auditors


The Board of Directors
WR Acquisition, Inc.


We consent to the use of our report included herein and to the reference to our firm under the heading "Experts" in the prospectus.


                                            /s/ KPMG Peat Marwick LLP
                                            KPMG Peat Marwick LLP


New York, New York
June 10, 1996